LOAN AGREEMENT

THIS LOAN AGREEMENT dated as of October 13, 2011 is between ADVANCED MICROSENSORS CORPORATION, a New York corporation having its principal place of business at 333 South Street, Shrewsbury, Massachusetts 01545 (the “Borrower”) and MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, and having a principal place of business at 160 Federal Street, Boston, Massachusetts 02110 (the “Lender”).

WHEREAS, the Borrower has requested and the Lender has consented to the extension of a term loan facility of up to $2,000,000 (the “Loan”) for the purpose of equipment purchases to be located at the Borrower’s facility located at 333 South Street, Shrewsbury, Massachusetts 01545; and

NOW THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement and of the faithful performance of said covenants and agreements, the Borrower and the Lender covenant, agree, represent and warrant as follows:

                    SECTION 1

DEFINITIONS

Unless the context otherwise requires, the terms defined in this section will, for all purposes of this Agreement, have the meanings specified.  The following definitions are equally applicable to both the singular and plural forms of any of the terms defined.  All terms of accounting significance used (unless otherwise specified) will be determined by reference to the Borrower’s books of account and in conformity with GAAP as applied to the books of account in the opinion of a certified public accountant of recognized standing selected by the Borrower and approved by the Lender.

Advance.  Each advance of funds made by the Lender to the Borrower under the Loan.

Advance Period.  A period of six (6) months commencing on the Closing Date, as defined below, during which Advances may be made by the Lender in accordance with this Agreement which may be extended by the Lender at the request of the Borrower in the Lender’s discretion.

Affiliate.  Any Person who directly or indirectly controls, or is controlled by, or is under common control with the Borrower.

Agreement.  This entire Loan Agreement with all the Exhibits and Schedules, if any, attached.

Appraisal Report.  The Appraisal Report required by Section 3.11 of this Agreement.

Assets.  All assets of the Borrower, now existing or hereinafter acquired, including without limitation, all assets that should be classified as assets on a balance sheet of the Borrower prepared in accordance with GAAP.

Borrower.  As defined in the preamble to this Agreement.

Borrower’s Intellectual Property.  All of Borrower’s right, title and interest in, to and under:  (a) all Intellectual Property, which Borrower may now or hereafter possess either solely or jointly with one or more third parties; and (b) any and all license agreements under the terms of which Borrower has licensed the Intellectual Property of third parties; and (c) any and all other agreements to which Borrower is now or may hereafter become a party, under the terms of which Borrower has been or may be granted any right, title or interest, including without limitation option rights, in, to, or under the Intellectual Property of one or more third parties.

Capital Assets.  Assets that are required or permitted to be depreciated or amortized in accordance with GAAP.

Capital Leases.  Capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

Closing Date.  The date on which the condition set forth in Section 2.6 to this Agreement have been satisfied or waived in writing by the Lender.

Closing Document Agenda.  In the form of Exhibit A attached hereto pursuant to Section 2.6.7 of this Agreement.

Collateral.  The Manufacturing Equipment and all the Assets of the Borrower, defined above, however, specifically excluding (i) all of Borrower’s Intellectual Property, and (ii) Manufacturing Equipment acquired after the date of this Agreement which is financed by the Seller of the equipment or subject to capital lease financing.

Current Maturities of Long-Term Indebtedness.  The principal amount of long-term Indebtedness maturing within twelve (12) months from the date of calculation, including, but not limited to, amounts required to be paid during such period under Capital Leases.

Debt Service Coverage Ratio.  The ratio of (a) EBITDA minus the sum of cash taxes and distributions for such period to (b) Current Maturities of Long-Term Indebtedness plus Interest.

Default.  Any event or condition specified in Section 5.1 to this Agreement so long as any applicable requirements for the giving of notice or lapse of time or both have not been fulfilled.

Earnings.  At any time, income of the Borrower for any fiscal period minus the sum of (a) all expenses of the Borrower, including without limitation, taxes, Interest, depreciation, amortization and dividends, (b) extraordinary and non-recurring income of the Borrower and (c) income from the sale of Capital Assets.

EBITDA.  Earnings for any fiscal period plus the sum of income taxes, Interest, depreciation and amortization for such period determined in accordance with GAAP.

Environmental Event.  Any (a) receipt by the Borrower of any notice or claim from any Governmental Authority of any violation of any Environmental Law by the Borrower or of any action against the Borrower based upon nuisance, negligence or other tort theory alleging liability on the basis of improper generation, storage, disposal, removal, transportation or treatment of Hazardous Substances on, at or from the Project Location by Borrower; or (b) presence or release by the Borrower of Hazardous Substances at, from or upon any of the property described in clause (a) above that has resulted in any contamination or deterioration of any portion of such property or any other affected property resulting in a level of contamination greater than the levels permitted or established by any Governmental Authority having jurisdiction over the Borrower or any of such property.

Environmental Laws.  Any and all federal, foreign, state, local and other governmental statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, or other governmental restrictions relating to the environment or the release of any materials into the environment.

Event of Default.  Any event or condition specified in Section 5.1 if all applicable requirements for the giving of notice or lapse of time or both have been fulfilled.

Financial Statements.  The audited financial statements of Plures Technologies, Inc. and consolidated subsidiaries, including the Borrower as of the last day of Borrower’s fiscal year commencing with fiscal year ending December 31, 2012, prepared in accordance with GAAP and monthly and/or quarterly unaudited balance sheet, statements of cash flows and income, including profit and loss statements, for the months or quarters following the Closing Date, which statements present fairly the financial position and results of Operations of the Borrower for such dates and for such periods in accordance with GAAP.

GAAP.  Generally accepted accounting principles applied consistently with such changes or modifications thereto as may be approved in writing by the Lender.

Governmental Authority.  Any agency, authority, body, board, commission, court, instrumentality, department, bureau, legislature or office of any nature whatsoever for any government unit or political subdivision, whether foreign, federal, state, county, district, municipal or otherwise, and whether now or hereafter in existence.

Guarantor.  Plures Technologies, Inc. its successors and assigns.

Hazardous Substances.  Any “hazardous material” or “hazardous substances” as defined in any of the Environmental Laws, as well as asbestos and materials containing asbestos.

Indebtedness.  With respect to any entity (a) all obligations of the entity which in accordance with GAAP are classified upon the balance sheet of such entity as funded debt (except capital stock, including redeemable preferred stock, and surplus earned or otherwise), and in any event, without limitation by reason of enumeration, all capitalized lease obligations, debt and other similar monetary obligations of the entity for borrowed money, whether direct, indirect or guaranteed, and all premium, if any, due at the required prepayment date of any such indebtedness, but excluding endorsement of obligations of others deposited by the entity to its account for collection; and (b) all indebtedness secured by mortgage, pledge, lien, charge or encumbrance on assets owned by the entity, whether or not the indebtedness was actually created, assumed or incurred by the entity; and the acquisition by an entity of assets subject to any mortgage, pledge, lien, charge or encumbrance shall be deemed to be the equivalent of the creation, assumption and incurring of the indebtedness secured by the assets.  In computing the amount of Indebtedness at any date, there shall be included an amount equal to all reserves at the date in respect of debts and other similar monetary obligations of the entity, either direct or guaranteed.  Indebtedness shall not include accounts payable incurred in the ordinary course of business and contingent liabilities.

Intellectual Property.  Any domain names, URLs, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of any business connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing.

Interest.  For any fiscal period, interest paid or accrued, including but not limited to, interest paid or accrued on Liabilities, determined in accordance with GAAP.

Interest Rate.  Interest Rate for the Note means 6.25% per annum.

Lease.  Lease of approximately 40,000 square feet of space among Worcester City Campus Corporation (the “Landlord”) and Advanced Microsensors Corporation, dated July 1, 2006, in connection with certain real property located at the Project Location.

Legal Requirements.  All statutes, codes, ordinances (and rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any federal, state, municipal or other government, or any department, commission, board, bureau, agency or instrumentality of any of them, which may at any time be applicable to the Borrower.

Lender.  As defined in the preamble to this Agreement.

Liens.  Any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

Loan.  All monetary advances made pursuant to the Loan Documents.

Loan Documents.  This Agreement, the Note, the Security Agreement, the Guaranty and all other agreements, documents, instruments and certificates delivered by the Borrower or others to the Lender in connection with this Agreement.

Manufacturing Equipment.  The existing equipment and the equipment to be purchased with the proceeds of the Loan, including but not limited to that listed on Schedule 1 hereto which the Borrower agrees to update and amend as additional equipment is purchased with the proceeds of the Loan.

Material Adverse Effect.  Any materially adverse effect on the financial condition, properties, assets, business, business operations, results of operations, or prospects of the Borrower or the material impairment of the ability of the Borrower to perform its business as currently conducted or proposed to be conducted or its obligations hereunder or under any of the other Loan Documents.

Maturity Date.  October___, 2018.

MEMS.  Micro Electrical Mechanical Systems.

Note.  The seven year Term Note of the Borrower in the original principal amount of $2,000,000 executed in connection with this Agreement and evidencing the Loan with interest at the rate of 6.25% per annum in the form of Exhibit G attached hereto.

Obligations.  All of the Borrower’s covenants, agreements and obligations contained in the Loan Documents, including all debts, liabilities and obligations of the Borrower to the Lender of every description hereunder, direct or indirect, absolute or contingent, due or to become due, now existing or in the future arising in each case under this Agreement or any other Loan Document, excluding the terms of the Warrant, but specifically including Borrower’s obligation to issue the Warrant.

Operations.  The Borrower’s research, development, manufacture, license and sale of MEMS sensor devices and other MEMS products and technologies in Shrewsbury, Massachusetts.

Permits.  All material licenses, approvals, qualifications, variances, permissive uses, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations (including, without limitation, building permits, subdivision approvals and subdivision plans) benefiting, relating to or affecting any of the Collateral or other property or assets of the Borrower and the ownership, construction, development, maintenance, management, repair, use, occupancy, possession or operation thereof or the operation of any programs or services by the Borrower and all renewals, replacements and substitutions therefor, now or hereafter issued by or entered into with any Governmental Authority or maintained or used by the Borrower or entered into by the Borrower with any other Person.

Permitted Liens.  Collectively, (a) any Liens existing on the Closing Date and disclosed on Schedule 2 hereto, and accepted in writing by the Lender, or arising under this Agreement or the other Loan Documents; (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the Borrower maintains adequate reserves, provided the same shall have no priority over any of the Lender’s security interests; and (c) equipment Seller liens and financing lease liens.

Permitted Transfers.  The conveyance, sale, lease, transfer or disposition by the Borrower or any subsidiary of Collateral with Lender’s prior written consent.

Person.  An individual, a corporation, a partnership, a limited liability company, a joint stock association, a business trust or a government or any agency or subdivision of a government.

Project Location.  333 South Street, Shrewsbury, Massachusetts 01545.

Security Agreement.  The Security Agreement by the Borrower in favor of the Lender executed in connection with this Agreement in the form of Exhibit H attached hereto.

Unlimited Guaranty.  Guaranty of Plures Technologies, Inc., its successors and assigns in the form of Exhibit F attached hereto.

Warrant.  Warrant to purchase shares of Common Stock, $.001 par value, of the Guarantor with a term of ten (10) years with an exercise price as determined by and under the terms of such Warrant, in the form of Exhibit C attached hereto.

SECTION 2

THE LOAN

Subject to the terms of this Agreement and in reliance on the representations, warranties and agreements of the Borrower, the Lender agrees to make the Loan described in this section.

2.1 General Terms.  Subject to the terms hereof, from the date hereof through the Maturity Date the Lender will lend the Borrower up to the principal sum of $2,000,000 on a term loan basis, as set forth below.  At the time of making the initial Advance under the Loan the Borrower shall execute and deliver to the Lender the Note.  The Loan is being solely funded from the Emerging Technology Fund of the Commonwealth of Massachusetts and not from the Lender’s general fund assets.

2.2 Disbursement of the Loan.  Except as otherwise contemplated in this Agreement, the Lender will disburse the proceeds of the Note in accordance with a disbursement authorization by the Borrower.  The Loan shall be disbursed in one or more Advances as requested by the Borrower in accordance with this Agreement.

2.3 The Loan.  Subject to the terms hereof, the Lender agrees to lend to the Borrower, on a term loan basis, the amount of up to $2,000,000.  All remaining outstanding indebtedness evidenced by the Note will be due and payable on the Maturity Date.  The Borrower shall have the right to repay the Loan in whole or in part at any time, without premium or penalty.

2.4 Interest Rate and Payments of Interest.  Principal and interest on the Loan will be payable at the interest rate and upon the terms provided in the Note.  Notwithstanding the foregoing, any payment not received within ten (10) days of its due date will be subject to an additional charge of five percent (5.00%) of the amount due.

2.5 Security.  The Obligations are secured by a first priority perfected security interest in the Collateral owned by the Borrower consisting of (i) all Manufacturing Equipment and (ii) all other Assets of the Borrower, but specifically excluding (i) Borrower’s Intellectual Property and (ii) equipment financed by the Seller or through a capital lease.  When the Obligations have been repaid in full, the Lender’s security interest in the Collateral shall automatically be released and at the request of the Borrower the Lender shall deliver to the Borrower all Collateral held by it and such discharges, termination statements or other instruments as will be required to release completely the respective liens and security thereof.

2.6 Conditions Precedent to the Loan.  The Lender’s obligations under this Agreement, including funding the Loan and making any Advances under the Loan, are subject to the accuracy of the representations and warranties made by the Borrower in the Loan Documents, to the performance by the Borrower of its agreements in the Loan Documents, to the terms provided in this Agreement, and to the satisfaction or waiver by the Lender in writing, in whole or in part, of each of the following additional conditions:

2.6.1 Authority.  The Lender shall be satisfied as to the authority of the Borrower to enter into and deliver the Loan Documents and the Guarantor to enter into and deliver the Unlimited Guaranty.  Borrower must provide satisfactory documents and opinions of counsel as to the due organization, valid existence and good standing of the Borrower and the Guarantor, and the Borrower’s qualification to do business in Massachusetts.

2.6.2 Conflict with Outstanding Instruments.  Consummation of the transactions contemplated by this Agreement and compliance with the terms of the Loan Documents will not conflict with or result in a breach of any outstanding agreements or other instruments to which the Borrower is a party or by which the Borrower or any of its property is bound.

2.6.3 Perfection of Security.  The security referred to in Section 2.5 shall have been perfected in favor of the Lender and the Collateral shall be subject to no liens or encumbrances of any kind or nature, other than Permitted Liens, if any, and no subordination or other security interest in the Collateral shall be granted by Borrower without Lender’s prior written consent.  Prior to any Advance and contemporaneously with the purchase of any Manufacturing Equipment located outside the United States, the Borrower shall (i) present copies, satisfactory to the Lender, of filings related to Lender’s first priority, perfected security interest in such Manufacturing Equipment and evidence of filing of such documentation with the appropriate foreign agency; and (ii) deliver a certificate to the Lender, in form and substance satisfactory to the Lender, stating that  any Manufacturing Equipment purchased by the Borrower outside the United States with the proceeds of any Advance shall not be subject to any liens or encumbrances of any kind or nature under applicable foreign law.

2.6.4 Insurance.  The Lender shall have received satisfactory evidence that the insurance required pursuant to the Security Agreement and Section 3.13 hereof is in force and all premiums paid, or financed under acceptable premium financing arrangements. Prior to any Advance and contemporaneously with the purchase of any Manufacturing Equipment located outside the United States, the Borrower shall present certificates of insurance for such Manufacturing Equipment with such insurance covering the full replacement value of such Manufacturing Equipment and with the Lender named as additional insured and loss payee on such policies.

2.6.5 No Material Adverse Change.  There is no outstanding or threatened litigation, contingent liabilities or other proceedings, the outcome of which could be reasonably expected to have a Material Adverse Effect nor has there been any change in the financial condition or business or prospects of the Borrower which could reasonably be expected to have a Material Adverse Effect.

2.6.6 Satisfaction of Lender and its Counsel.  All actions to be taken in connection with the transactions contemplated by the Loan Documents will be reasonably satisfactory in form and substance to the Lender and to the Lender’s counsel.  The Lender shall have received copies of all documents which it may reasonably request in connection with the transactions, which documents shall be in form and substance reasonably satisfactory to the Lender and to the Lender’s counsel.

2.6.7 Delivery of Documents.  The Lender shall have received all of the documents listed on the Closing Document Agenda, attached as Exhibit A hereto, in form and content reasonably satisfactory to the Lender.

2.6.8 Advances.  During the Advance Period, subject to the conditions set forth herein and provided no Event of Default occurs, the Lender agrees to make Advances under the Loan with respect to purchases upon the receipt from the Borrower and review by the Lender of a written request by the Borrower, substantially in the form of Exhibit B attached hereto, attaching copies of invoices for such purchases, corresponding serial numbers, evidence of delivery of the equipment, and such other supporting documentation as the Lender may reasonably request (the “Requisition Certificate”).  Each request for an Advance shall be deemed a certification by the Borrower that:  (a) the Borrower has approved such invoices for payment; (b) any equipment covered by such requested Advance has been inspected, installed and accepted by the Borrower, all to Borrower’s satisfaction; (c) the statements, representations, warranties and agreements made by the Borrower to the Lender in connection with the Loan continue to be correct as of the date of the requisition; and (d) no Event of Default has occurred under this Agreement.

Advances not to exceed 50% of the Loan proceeds (“Deposit Amounts”), to be employed specifically for deposits on equipment may be requested during the Advance Period, provided Lender has a perfected first priority security interest in all Assets of the Borrower at the time of the Advance and Borrower provides the following:

 (i) invoices for such equipment, corresponding serial numbers and satisfactory evidence of the ordering and delivery schedule of the equipment;

(ii) certificates of insurance, or (iii) a request to pay such equipment vendor the deposit directly, along with invoices.

When Manufacturing Equipment for which Deposit Amounts were paid satisfy the first paragraph of this Section 2.6.8, the Borrower may make additional requests for all or a portion of the Deposit Amounts for deposits on other Manufacturing Equipment; provided, however, in no event shall the total of Advances made to the Borrower pursuant to this Agreement exceed $2,000,000.

The Borrower hereby represents and covenants that all purchases of goods, materials, and services using the Advances described in this section shall be for only the goods, materials, and services as approved by the Lender and any such goods, materials, and services purchased with such Advances shall be free of any security interests other than the Lender’s security interest, or any Permitted Liens.  Furthermore, there shall be no mechanics’ liens or other liens or claims outstanding against such goods, materials, and purchases purchased with such Advances.  The Lender, at its option, may make each Advance payable to the Borrower (to reimburse the Borrower for paid invoices) and/or directly to the Person furnishing the goods, materials, and services which formed the basis for the Advance.  Under no circumstance will any Advance be made by Lender after the Advance Period has expired.

2.6.9 Tax Payments.  With respect to the equipment purchased with proceeds from the Loan, Borrower shall, on or prior to the Lender making the applicable Advance, present evidence satisfactory to the Lender that all installments of taxes, in-lieu payments, service fees, and all assessments, and any other prior lien charges then due and payable, have been paid in full or that such equipment or that such leasehold improvements, equipment, leasehold interests and other assets are tax exempt.

2.6.10 Debt Service Reserve Account.  Lender shall have the right to require the establishment of a Debt Service Reserve Account if Borrower is not generating positive cash flow from its Operations by the date of the Loan Closing or thereafter if in Lender’s sole judgment a reserve account is necessary to protect its interest and ensure the timely payments under the Loan.

2.6.11 Form of Warrant.  The form of Common Stock Warrant for the Common Stock, $.001 par value, of the Guarantor required pursuant to Section 3.21 of this Agreement, which shall be in form and substance satisfactory to Lender and its counsel, which Warrant shall be attached hereto as Exhibit C.

2.6.12 At Closing, Lender shall submit to Borrower a requisition for Lender’s Closing costs, including the outstanding balance of the Commitment Fee ($15,000), reasonable legal fees and all out of pocket §s, and Borrower shall pay the same at Closing out of the Loan proceeds.

2.6.13 At Closing, the Guarantor shall deliver to Lender the fully executed Unlimited Guaranty of the Guarantor.

SECTION 3

PARTICULAR COVENANTS OF BORROWER

As long as any of the Obligations remain unsatisfied or any commitments hereunder remain outstanding, the Borrower covenants and agrees as follows:

3.1 Payment of Principal and Interest.  The Borrower agrees to pay when due the principal of and interest on the Loan, all such payments to be in such currency as is legal tender for the payment of public and private debts at the time of payment.

3.2 Keep Books and Set Aside Reserves.  The Borrower agrees (a) to keep proper books of record and account in which full and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Borrower, (b) to set up on its books proper reserves with respect to all taxes, assessments, charges, levies and claims referred to in Section 3.8 of this Agreement; and (c) to set up on its books from its earnings reserves against, or appropriate write-offs of, doubtful accounts receivable, advances and securities which are proper for businesses of the type conducted by the Borrower or required by GAAP.

3.3 Financial Statements, Certificates and Information.  The Borrower will furnish to the Lender:

3.3.1 Commencing with the fiscal year ending December 31, 2011, as soon as available and in any event within one hundred twenty (120) days after the last day of each fiscal year, complete financial statements as audited by an independent certified public accountant of recognized standing selected by the Borrower and reasonably satisfactory to the Lender, covering the operations of Plures Technologies, Inc. and consolidated subsidiaries, including the Borrower for such fiscal year and containing statements of earnings and of retained earnings and paid-in surplus for such year, statements of cash flow, and balance sheets and income statement as at the close of such year, each accompanied by (a) statements in comparative form for the preceding fiscal year, (b) all notes, appropriate schedules, disclosures, and supplemental information pertaining to such statements, (c) a certification of Plures Technologies, Inc.’s chief financial officer that such financial statements fairly represent Plures Technologies, Inc.’s financial condition at the end of such period and the results of its operations during such period;

3.3.2 Commencing with the first full month immediately following the Closing, monthly within fifteen (15) days for the period after the end of each month through calendar year 2012 and thereafter as soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower during the Loan term, a company prepared financial statement consisting of a balance sheet, statement of cash flow, income, and profit and loss statement certified by the President or Chief Financial Officer of the Borrower;

3.3.3 Promptly after the commencement thereof, notice of each action, suit or proceeding by or before any Governmental Authority affecting the Borrower which could (singly or in the aggregate) be reasonably expected to have a Material Adverse Effect;

3.3.4 Promptly after receipt, a copy of all audits or reports submitted to the Borrower by independent public accountants in connection with any annual, special or interim audits of the books of the Borrower and any letter of comments directed by such accountants to the management of the Borrower;

3.3.5 As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any event which would constitute a reportable event under ERISA with respect to any employee pension or other benefit plan subject to ERISA has occurred, or that the PBGC or the Borrower has instituted or will institute proceedings to terminate such plan, a certificate of the chief financial officer of the Borrower setting forth details as to such reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be;

3.3.6 Immediately upon any change of Plures Technologies, Inc.’s independent public accountants, notification thereof and such further information as the Lender may reasonably request concerning the resignation, refusal to stand for reappointment after completion of the current audit or dismissal of such accountants;

3.3.7 Such additional information and reports concerning the Borrower, including, but not limited to, reports concerning Collateral, as the Lender reasonably requests, all in form and detail reasonably acceptable to the Lender.

3.4 Right of Inspection/Appraisals.  Upon reasonable notice of at least three (3) business days, and during the Borrower’s business hours, any qualified representative or agent of the Lender designated for the purpose in writing by the Lender has the right to visit and inspect the purchases being financed by the Loan, the Lender has the right to visit and inspect the purchases being financed by the Loan and to request and receive from the Borrower and its accountants reports and certificates satisfying all of the requirements of Section 3.3, and to discuss the same with and be advised as to the same by its representatives and its independent certified public accountants, all at such reasonable times and as often as the Lender may reasonably desire, except no more than twice a year (except during the pendency of an Event of Default and then as often as Lender reasonably requires); provided, however, that any confidential or proprietary information derived from the Borrower shall not be disclosed by the Lender to any unauthorized Persons unless required by law.

3.5 Limitation on Sales, Transfers, Consolidation, Mergers, Etc.  The Borrower will not, without providing thirty (30) days prior written notice to the Lender, sell, transfer, or lease all or substantially all of its assets to, or consolidate with, or merge into, any Person whether or not the Borrower will be the surviving entity, except for acquisitions by Borrower where (a) total consideration, including cash and the value of any non-cash consideration (other than capital stock of Borrower), for all such transactions does not in the aggregate exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year of Borrower for the assets acquired and on an ongoing basis; (b) such transactions are not otherwise prohibited by Section 3 of this Agreement; (c) no Event of Default has occurred and is continuing or would exist after giving effect to the transactions, including specifically the cash balance requirements of Section 3.17 of this Agreement; and (d) Borrower is the surviving legal entity.  For the avoidance of doubt, this Section 3.5 does not apply to the Borrower’s acquisition of Manufacturing Equipment pursuant to the terms of this Agreement.

3.6 Maintenance of Business and Existence, Etc.  The Borrower agrees (a) subject to circumstances beyond its control, to conduct continuously and operate actively its business as presently conducted, (b) to keep in effect its legal existence and foreign qualifications and to comply with all Legal Requirements governing the conduct of its business in all material respects, (c) to make all reports, pay all taxes and license fees and take all other action required to maintain its Permits, and (d) to prevent any Permit from terminating or expiring without renewal if the Borrower reasonably determines the same could have a Material Adverse Effect.

3.7 Lease.  The Borrower agrees to materially comply with its obligations under the Lease.  Borrower shall deliver to Lender an Estoppel Certificate of the Landlord to the Lease in substantially the form of Exhibit D attached hereto (the “Estoppel Certificate”) certifying, among other things, that the Lease is in full force and effect without any existing defaults known to Landlord (other than either prepayment of utilities or maintenance of a $200,000 letter of credit), the description of the leased premises, the term thereof, the rent and any additional rent due thereunder and the dates to which paid, the amount of any security deposit paid under such lease, and a description of any leasehold improvements that the Landlord considers to be part of its real property.  In the event that the Borrower’s lease term at the Project Location is less than five (5) years and does not provide for extension options, the Loan shall become due and payable upon the end of the lease term unless the same is thereafter extended.  The terms of the Lease and any amendments thereof shall be reasonably acceptable to Lender pursuant to the Emerging Technology Fund (defined below) requirements and Lender’s consent shall be required for any material changes to the Lease.

3.8 Payment of Taxes.  The Borrower agrees to pay promptly all taxes, assessments and governmental charges imposed upon it or upon its income or profits or upon any property belonging to it, including but not limited to the real property subject to the Lease.  The Borrower is not required to pay any tax, assessment or charge if (a) it is not at the time due or can be paid later without reasonable penalty, or (b) its validity is currently being contested in good faith by appropriate proceedings, and (c) the Borrower has set aside on its books reserves deemed by it adequate with respect to the tax, assessment or charge, and (d) in any case involving a contested tax payment due from it in excess of $10,000, the Borrower gives notice in writing of its action to the Lender.  The Borrower agrees to pay the tax, assessment or charge immediately upon the commencement of proceedings to foreclose any liens securing it or upon institution of distraint proceedings, unless payment previously has been secured by the posting of an appropriate bond or similar surety device.  With respect to the Purchased Equipment, and any other assets of Borrower that are taxable, Borrower shall, at the Loan Closing, present evidence satisfactory to the Lender that all installments of taxes, in-lieu payments, service fees, and all assessments, and any other prior lien charges then due and payable, have been paid in full on or before the Loan Closing or that such leasehold improvements, equipment, leasehold interests, and other assets are tax-exempt.

3.9 Limitation on Business with Affiliates, Etc.  The Borrower will not enter into any transaction with an Affiliate except on terms no less favorable to the Borrower than would be usual and customary in similar transactions between Persons not affiliated with each other without the Lender’s consent, which will not be unreasonably withheld.

3.10 Limitation on Dividends and Distributions.  The Borrower will not without the prior written consent of the Lender, (a) declare or pay any dividends in cash on any class of its stock or make any other distributions in cash to its shareholders except the Guarantor, or (b) directly or indirectly purchase, redeem or retire any of its stock; provided, however, the Borrower may not pay any dividends to the Guarantor if an Event of Default exists or if such dividend would be unreasonable given the financial status of the Borrower.  Notwithstanding the foregoing to the contrary, Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock, and (iii) repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase.

3.11 Appraisal Report.  Borrower shall provide Lender with a copy of a completed and final appraisal report on the existing equipment and other fixed assets owned by Borrower dated within six (6) months prior to this Agreement (the “Appraisal Report”).  Lender’s receipt and satisfactory review and approval of the Appraisal Report shall be a condition to funding of the Loan.

3.12 Change of Management.  If, at any time while the Note is outstanding, the individual then holding the office of Chief Executive Officer of the Borrower ceases to be employed in that capacity other than as a result of death or incapacity, a “Change of Management” shall be deemed to have occurred.  If a Change of Management occurs, the Borrower will (a) immediately notify the Lender thereof in writing, and (b) keep the Lender informed of the process and progress in filling any such vacant position(s).

3.13 Insurance. In addition to the insurance required by the terms of the Security Agreement, the Borrower agrees (a) to keep all its insurable properties insured against such risks as are usually insured against by Persons engaged in the same or a similar business in the same jurisdiction;  (b) to maintain public liability insurance against claims for bodily injury, death or property damage, suffered by others upon or in or about any premises occupied by them or occurring as a result of the maintenance or operation of any automobiles, trucks or other vehicles or other facilities; (c) to maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which they may be engaged in business; and (d) to maintain such other insurance coverage as Lender may from time to time reasonably require upon thirty (30) days advanced written notice from the Lender to the Borrower, in coverage and amounts reasonably satisfactory to the Lender.

All insurance for which provision has been made in clauses (a), (b), (c) and (d) of this section: (i) shall be maintained in at least such amounts as the Lender may from time to time reasonably require; (ii) shall name the Lender as an additional insured; (iii) shall contain a provision that it shall not be cancelled or modified without at least thirty (30) days prior notice to the Lender; and (iv) shall be effected under a valid and enforceable policy or policies issued by insurers of recognized responsibility, except that the Borrower may effect worker’s compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by the state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws.  The Borrower will deliver to the Lender, at any time upon its request, all insurance policies and will deliver to the Lender new policies thereof for any insurance about to expire at least ten (10) days prior to such expiration.

3.14 Notices.  The Borrower will notify the Lender immediately in writing of any failure to comply with its agreements, representations and warranties contained in this Agreement.  Any such written notification will describe such failure or event in reasonable detail and be signed by the President of the Borrower.  So long as no notice is given, a continuing representation shall be in effect that no failure exists, and the Lender will be entitled to rely upon that continuing representation.

3.15 Emerging Technology Fund.  The Loan meets, and the use of Advances will at all times meet, the requirements of a qualified investment under the Commonwealth of Massachusetts’ Emerging Technology Fund (the “Fund”) created under Chapter 23 of the Massachusetts General Laws (the “Fund Law”) and that such use will at all times generate a benefit to the Commonwealth of Massachusetts.  There shall be at all times, until the Obligations are repaid in full, at least two private parties, including the Borrower, with funds at risk and/or liable for repayment in the financing subject hereof as required by the Fund Law.

3.16 Continuing Security Interest.  The Assets of the Borrower in which the Lender has been granted a security interest and all after acquired Assets will continue to constitute collateral security for all Obligations.

3.17 Employee Pension Benefit Plans.  The Borrower will (i) fund any of its Employee Pension Benefit Plans in accordance with no less than the minimum funding standards of 29 U.S.C.A. 1082 (Section 302 of ERISA); and (ii) furnish the Lender, promptly after the filing of the same, with copies of any reports or other statements filed with the United States Department of Labor or the Internal Revenue Service with respect to any such Plan.

3.18 Minimum Net Worth.  Borrower shall have attained and maintain for the fiscal year ending December 31, 2012 a minimum net worth of $3,000,000 and shall thereafter at all times maintain a minimum net worth of $3,000,000.

3.19 Debt Service Coverage.  Borrower shall maintain at all times after December 31, 2013, a minimum Debt Service Coverage Ratio of 1.20:1.

3.20 Equipment Purchases.  Under no circumstances shall the Loan Amount exceed 85% of the total of (a) the appraised value of existing equipment as set forth in the Appraisal Report, and (b) 85% of the cost of the new Manufacturing Equipment being purchased out of the Loan proceeds..

3.21 Warrant.  On the Closing Date, Guarantor will grant and issue a Warrant to the Lender granting Lender the right to purchase from Guarantor certain shares of validly issued Common Stock, $.001 par value of the Guarantor with the exercise price per share as set forth in such Warrant.

3.22 Negative Covenants.  The Borrower further covenants and agrees that, so long as any Obligations remain outstanding, it will comply, at all times with the following negative covenants unless the Lender shall otherwise have agreed in writing:

(a) The Borrower shall not sell, offer to sell, lease, or otherwise transfer or dispose of the Collateral or any part thereof or any interest therein except for (i) equipment which is replaced with Manufacturing Equipment; (ii) Collateral which is otherwise substituted by the Lender (and which the Lender has obtained a first position perfected security interest in) or (iii) Permitted Transfers.

(b) The Borrower shall not (i) subject to any security interest or encumbrance, or (ii) sell, encumber or otherwise dispose of any of Borrower’s Intellectual Property without Lender’s express written consent not to be unreasonably withheld.

(c) Except as otherwise contemplated by this Agreement, the Borrower shall not terminate its existence, dissolve, wind up, or liquidate its business.

(d) The Borrower shall not grant a subordinate security interest in any Collateral to which Lender is granted a first priority security interest, without Lender’s prior written consent not to be unreasonably withheld.

3.23 Delivery of Manufacturing Equipment.  With respect to any Manufacturing Equipment purchased outside the United States, the Borrower shall arrange to have such Manufacturing Equipment delivered to the Borrower’s principal place of business within sixty (60) days of such purchase.  Failure to deliver such Manufacturing Equipment within sixty

(60) days shall be deemed an Event of Default under this Agreement.

3.24 Landlord Consents.  The Landlord under the Lease shall acknowledge in writing that the Collateral are not fixtures nor otherwise now or will hereafter be part of the Landlord’s real property, or, if they become fixtures, Landlord must agree to reasonable arrangements for removal, at Lender’s request, to the extent feasible and grant Lender a right to enter the leased premises to exercise remedies in relation to the Collateral at the Project Location, if necessary.  Such consent shall be substantially in the form of Exhibit E hereto.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

AND THE GUARANTOR

The Borrower and the Guarantor represent and warrant to the Lender, and the representations and warranties are continuing representations so long as any Obligations remain outstanding and will be deemed repeated and confirmed at the time of each request for an Advance under the Loan as though made at and as of such date, as follows:

4.1 Business, Etc.  The Borrower is a corporation organized, existing and in good standing under the laws of the State of New York and is registered to do business as a foreign corporation in each state where the Borrower is required to be so registered, including specifically the Commonwealth of Massachusetts.  The Borrower has adequate authority and has all necessary material Permits to carry on its business and is entitled to own its property and to carry on its business, all as and in the places where its property is now owned or operated and its business is conducted.  The Borrower is not a member of any partnership or joint venture, and, as of the Closing Date, the Borrower has no subsidiaries.  The Guarantor is a corporation organized, existing and in good standing under the laws of the State of Delaware.

4.2 Compliance with Legal Requirements/Litigation.  The Borrower and the Guarantor are in compliance in all material respects with all Legal Requirements governing the conduct of their respective businesses.  The Borrower shall diligently pursue and obtain all material Permits necessary for the conduct of its business and the use of its properties and assets, as presently conducted, owned and used or as proposed to be conducted, owned and used.  The Borrower has not received any notice, not heretofore complied with, from any Governmental Authority or any insurance, accreditation or inspection body that any of its properties, facilities, equipment, procedures or practices fails to comply in any material respect with any applicable Legal Requirement, any Permit or any other requirement of any such authority or body.  No authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority is or will be necessary to the valid execution or delivery of, or for the performance by the Borrower of its obligations under, this Agreement, any of the other Loan Documents or other instrument provided for or contemplated by this Agreement, with the exception of consents and approvals heretofore obtained.  There are no actions, suits or proceedings pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or its property in any court or before or by any Governmental Authority.  The Borrower is not in default with respect to any order, writ, injunction, decree or demand of any Governmental Authority.

4.3 Capacity.  The Borrower and the Guarantor are authorized under all applicable laws to make and perform the Loan Documents, to which it is a party, and all action on its part required for the making and performance of the Loan Documents, to which it is a party, has been taken.  Each of the Loan Documents is the valid and enforceable obligation of the Borrower and/or Guarantor in accordance with its respective terms, subject to laws of general application affecting creditors’ rights.  Neither the execution and delivery of the Loan

Documents, nor compliance with the terms thereof, will conflict with or result in a breach of any provisions of the Borrower’s or Guarantor’s organizational documents or of any agreement to which the Borrower or the Guarantor is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation of any encumbrance upon any property of the Borrower under the terms of any such agreement.

4.4 Disclosure.  None of the Loan Documents and no certificate or statement furnished to the Lender by the Borrower or the Guarantor in connection with the transactions contemplated under the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.  There is no fact presently in existence which now affects or which the Borrower believes is likely in the future (so far as the Borrower can now reasonably foresee) to affect, in a way which is both material and adverse, the business or condition (financial or otherwise) of the Borrower its property or the property subject to the Leases, which fact has not been set forth in this Agreement or in a certificate or statement furnished to the Lender by the Borrower or in the filings of Plures Technologies, Inc. with the Securities and Exchange Commission.

4.5 Use of Proceeds.  The proceeds of the Loan are to be used for equipment purchases.  No part of the proceeds of the Loan will be used for the purpose of purchasing or carrying any “margin security” as defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.6 Taxes.  The Borrower has filed all required tax returns and paid all applicable Federal, state and local taxes, other than (a) taxes not yet due or which may be paid in the future without penalty, or (b) taxes which are currently being contested in good faith by appropriate proceedings and for which the Borrower has established adequate reserves.  The Borrower has no knowledge of any deficiency or additional assessment in connection with any taxes not provided for on its books.

4.7 Title to Assets.  The Borrower has good, clear and marketable title to the Collateral, free of any mortgages, pledges, charges, liens, security interests or other encumbrances other than Permitted Liens.  All Collateral owned by the Borrower is in good condition and working order (ordinary wear and tear excepted), and has not been damaged without restoration to Lender’s reasonable satisfaction.

4.8 Employee Benefits Plans.

4.8.1 No “reportable event” (as defined in Section 4043(b) of ERISA) (whether or not waived) has occurred or is continuing with respect to any “employee pension benefit plan” (as defined in Section 3 of ERISA) maintained for employees of the Borrower (a “Pension Benefit Plan”).

4.8.2 No prohibited transaction (within the meaning of Section 406 of ERISA) has occurred with respect to any Pension Benefit Plan or any other “employee benefit plan” (as defined in Section 3 of ERISA) (together with a Pension Benefit Plan, an “Employee Plan”) maintained for employees of the Borrower and covered by Part 4 of the Subtitle B of Title I of ERISA.

4.8.3 With respect to each Pension Benefit Plan, the amount for which the Borrower would be liable pursuant to the provisions of Sections 4062, 4063 or 4064 of ERISA would be zero if such plans terminated on the date of this Agreement.  The accumulated benefit obligation under all defined benefit plans of the Borrower was not greater than the fair value of the assets of those plans.

4.8.4 The Borrower is not now, nor has been during the preceding five (5) years, a contributing employer to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”).  The Borrower has not (a) ceased operations at a facility so as to become subject to the provisions of Section 4062(f) of ERISA, (b) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (c) ceased making contributions on or before the date hereof to any Pension Benefit Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrower made contributions during any of the five (5) years prior to the date hereof, (d) incurred or caused to occur a “complete withdrawal” (within the meaning of Section 4203 of ERISA) or a “partial withdrawal” (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Benefit Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 of ERISA), or (e) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

4.8.5 No notice of intent to terminate a Pension Benefit Plan has been filed, nor has any Plan been terminated, pursuant to the provisions of Section 4041(f) of ERISA.

4.8.6 The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Benefit Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

4.8.7 The Borrower does not maintain and has never maintained any Pension Benefit Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA.

4.8.8 There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrower, which could reasonably be expected to be asserted, against any Employee Plan or the assets of any such plan.  No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the best knowledge of the Borrower, threatened against any fiduciary of any Employee Plan.  None of the Employee Plans or any fiduciary thereof has been the direct or indirect subject of an audit, investigation or examination by any governmental or quasi-governmental agency.

4.8.9 All of the Employee Plans comply currently, and have complied in the past, in all material respects both as to form and operation, with their terms and with the provisions of ERISA and the Internal Revenue Code of 1986, and all other applicable laws, rules and regulations (including, but not limited to, the Tax Reform Act of 1986 and all subsequent federal legislation affecting qualified plans generally); all necessary governmental approvals for the Employee Plans have been obtained and a favorable determination as to the qualification under Section 401(a) of such Code of each of the Pension Benefit Plans and each amendment thereto has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 510(a) of the Code of each of the funded welfare benefit plans within the meaning of Section 3(1) of ERISA has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

4.9 Financial Statements.  The Financial Statements of the Borrower are complete and accurate and fairly present the financial condition of the Borrower as at the dates thereof and for the periods covered thereby, and were prepared in accordance with GAAP (subject in the case of quarterly Financial Statements, to year end adjustments and the absence of footnotes).  The Borrower has no liability, contingent or otherwise, which is not disclosed in the Financial Statements or in any notes thereto that could materially adversely affect the financial condition of the Borrower.  The following representations are true on the date of this Agreement and shall be true at the date of each Advance, in each case since the date of the most recently delivered financial statements: (a) there has been no Material Adverse Effect; (b) neither the business, condition, or operations of the Borrower nor any of its properties or assets has been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any Permit, or any other event or occurrence, whether or not insured against; and (c) except as disclosed in writing to Lender, the Borrower has not experienced any material controversy or problem with its employees or with any labor organization that the Borrower reasonably determines may have a Material Adverse Effect on the business of the Borrower.

4.10 Environmental Compliance.  To Borrower’s or Guarantor’s knowledge, Borrower and Guarantor have not owned, occupied or operated a site on which any Hazardous Substances were or are stored without compliance with all Environmental Laws, or disposed of, transported, or arranged for the transport of any Hazardous Substances without compliance in all material respects with all Environmental Laws, or caused or been legally responsible for any release of any Hazardous Substances.  To Borrower’s knowledge, Borrower and each of its properties, whether or not subject to a Lease, is now in compliance with all Environmental Laws in all material respects.

4.11 Incorporated Representations and Warranties.  The representations and warranties of the Borrower and the Guarantor contained in the other Loan Documents, to which either is a party, are hereby incorporated herein by reference, and all of such representations and warranties are true and correct as of the date made (except for changes which are expressly permitted by this Agreement and the other Loan Documents).

SECTION 5

DEFAULTS; EVENTS OF DEFAULT

5.1 Default Defined.  The following events will constitute Defaults, which, if not cured within any applicable grace period following any applicable notice, will constitute Events of Default:

5.1.1 The failure to pay within ten (10) days of when it becomes due any principal of the Loan;

5.1.2 The failure to pay within ten (10) days of when it becomes due any interest on the Loan;

5.1.3 If the Borrower moves its Operations (as defined below) out of the Commonwealth of Massachusetts or ceases its Operations in the Commonwealth of Massachusetts for any reason, then the entire amount of the Loan and all accrued interest shall immediately become due and payable in full.  Notwithstanding the foregoing, the Loan shall not become due if Borrower sublets fifty percent (50%) or less of the leased premises at the current Project Location with the prior written approval of Lender, which approval shall not be unreasonably withheld, or if there is a change of control of either the Borrower or the Guarantor as a result of any merger or sale or transfer of fifty percent (50%) or less of the ownership of the Company or the Guarantor.

5.1.4 If (a) there is a failure to pay any Obligations other than principal and interest hereunder, which continues for thirty days beyond Borrower’s receipt of notice of such failure from the Lender, or (b) there is a failure, other than in the payment of money, to perform or observe any Obligations, which continues for thirty days beyond Borrower’s receipt of notice of such failure from the Lender, (c) any statement, certificate, report, financial statement, representation, covenant or warranty made or furnished by the Borrower in this Agreement or in connection with the Loan Documents or in compliance with the provisions of the Loan Documents proves to have been false or erroneous in any material respect;

5.1.5 If the Borrower ceases to be qualified to do business in the Commonwealth of Massachusetts, or if Borrower or the Guarantor terminates its existence, sells or transfers all or substantially all of its Assets or (a) is or becomes insolvent within the meaning of the Massachusetts Uniform Commercial Code; (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (c) makes an assignment for the benefit of its creditors; (d) consents to the appointment of a receiver or custodian of itself or of the whole or any substantial part of its property; (e) is named debtor party in an involuntary bankruptcy proceeding which is not vacated or set aside within ninety (90) days; or (f) files a petition or answer seeking reorganization or arrangement under any Federal or state law;

5.1.6 If a court of competent jurisdiction enters an order (a) appointing, without consent of the Borrower or the Guarantor, a receiver or custodian of the Borrower or Guarantor or of the whole or any substantial part of the Borrower’s or Guarantor’s property, or (b) approving a petition filed against the Borrower or Guarantor seeking reorganization or arrangement under any Federal or state law, and such order is not vacated or set aside or stayed within sixty (60) days after it is entered;

5.1.7 If, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction assumes custody or control of the Borrower or the Guarantor or of the whole or any substantial part of its property, and such custody or control is not terminated or stayed within sixty (60) days after the date of assumption of such custody or control;

5.1.8 If final judgment for the payment of money in excess of $50,000 is entered by any court against the Borrower, and within thirty (30) days after entry of the judgment the Borrower does not (a) discharge the judgment or provide for its discharge in accordance with its terms, or (b) procure a stay of execution and within said period of thirty (30) days, or such longer period during which execution of the judgment has been stayed, appeal and cause the execution to be stayed during the appeal;

5.1.9 Any failure by the Borrower (a) to pay when due the principal of, or interest or premium on, any Indebtedness greater than $50,000 (other than the Loan) incurred or assumed by the Borrower for money borrowed or for the acquisition of property other than payments in genuine dispute (excluding trade payables that are paid within 180 days of when due) due or (b) to perform or observe any of the obligations which are imposed on the Borrower by any agreements securing or evidencing such Indebtedness or under which such Indebtedness is issued in each case in any amount greater than $50,000, and in either case such failure is not cured within thirty (30) days of Borrower’s receipt of notice of such failure from the Lender; and

5.1.10 A default by Borrower under the Lease, which is continuing for more than any applicable cure period, unless Borrower is and continues to diligently work to cure same.

5.1.11 If the Lease is terminated, not renewed or otherwise modified to return the term to a period less than the remaining Term of the this Loan.

5.2 Effect of Default.  If an Event of Default occurs, the Borrower’s right to request Advances will terminate immediately and without notice, and the Lender may, to the extent permitted by law and without notice to the Borrower, declare the principal of and all interest on the Loan to be immediately due and payable.

5.3 Enforcement.  If any Event of Default has occurred, the Lender may, to the extent permitted by law and without notice to the Borrower, declare the principal of and all interest on the Loan to be immediately due and payable, and the Lender may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Agreement or any of the Loan Documents, or proceed to enforce the payment of the Loan or to enforce other legal or equitable rights of the Lender pursuant to the Loan Documents.

SECTION 6

MISCELLANEOUS

6.1 Remedies Cumulative: Remedies not Waived.  No remedy conferred on the Lender is intended to be exclusive of any other remedy and each remedy is cumulative and in addition to every other remedy given under this Agreement and the Loan Documents or now or in the future existing at law or in equity or by statute.  No course of dealing between the Borrower and the Lender nor any delay on the part of the Lender in exercising any rights under this Agreement will operate as a waiver of any of the Lender’s rights.

6.2 Limited Recourse.  In consideration of the Lender’s agreement to enter into this Agreement and make the Loan, to the extent that the Borrower ever has any off-sets, defenses or claims against the Lender, its subsidiaries, affiliates, parents, officers, directors, employees, agents, predecessors, successors and assigns, both present and former (collectively, the “Lender Affiliates”), the Borrower and its partners, subsidiaries, affiliates, parents, officers, directors, employees, agents, heirs, successors, assigns, and executors, (collectively, the “Obligor Parties”), agree that any recourse an Obligor Party may have against the Lender or the Lender Affiliates will be limited to the Fund for any action and actions, cause and causes of action, suits, debts, controversies, damages, judgments, executions, claims and demands whatsoever asserted or unasserted, in contract, tort, law or in equity which the Obligor Parties may have upon or against the Lender or the Lender Affiliates by reason of any matter, cause, causes or thing whatsoever including, without limitation, to any claim that relates to, in whole or in part, directly or indirectly (a) the making or administration of the Loan, including, without limitation, such claims and defenses based on fraud, mistake, duress, usury, misrepresentation, or any other claim based on so-called “lender liability theories”; (b) any covenants, agreements, duties, or obligations set forth in the Loan Documents; (c) the actions or omissions of any of the Lender and/or the Lender Affiliates in connection with the initiation or continuing exercise of any right or remedy contained in the Loan Documents or at law or in equity; (d) lost profits; (e) loss of business opportunity; (f) increased financing costs; (g) increased legal or administrative fees; or (h) damages to business reputation.

6.3 Participation.  The Lender shall have the unrestricted right at any time and from time to time, and without the consent of but with notice to the Borrower, to grant to one or more institutions or other persons (each a “Participant”) participating interests in the Lender’s obligations to lend hereunder and/or any or all of the Loan.  In the event of any such grant by the Lender of a participating interest to a Participant, whether or not upon notice to the Borrower, the Lender shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder.  The Lender may furnish any information concerning the Borrower in its possession from time to time to any prospective assignees and Participants, provided that the Lender shall require any such prospective assignee or Participant to agree in writing to maintain the confidentiality of such information.

6.4 Replacement of Documents.  Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Note or any Loan Document which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other Loan Document, the Borrower will issue, in lieu thereof, a replacement note or other document in the same principal amount thereof and otherwise of like tenor.

6.5 Attorneys’ Fees and Expenses.  The Borrower shall pay for or reimburse the Lender for all of its reasonable underwriting and due diligence costs associated with the Loan, including, but not limited to reasonable attorneys’ fees, costs, and expenses incurred by the Lender in connection with the preparation of the Loan Documents, closing the transaction described in the Loan Documents, and enforcing its rights with respect to the Loan Documents or any collateral for the Loan.

6.6 Third Party Purchaser.  The Lender shall have the unrestricted right at any time or from time to time, and without the Borrower’s consent, but with notice to Borrower, to sell, assign, endorse, or transfer all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an “Assignee”) and, the Borrower agrees upon notice that it shall execute, or cause to be executed such documents as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, including without limitation, amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Lender shall reasonably deem necessary to effect the foregoing.  In addition, at the request of the Lender and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, as long as said documents do not contain and/or effectuate any material changes to the Note, Loan Agreement and all related documents, to any such Assignee and, if the Lender has retained any of its rights and obligations hereunder following such assignment, to the Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the note held by the Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and the Lender after giving effect to such assignment and the original promissory notes shall be cancelled and returned to the Borrower.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Lender in connection with such assignment, with copies of the foregoing to Borrower, and the payment by Assignee of the purchase price agreed to by the Lender and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Lender hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Lender and assumed by Assignee pursuant to the assignment documentation between the Lender and Assignee, and the Lender shall be released from its obligations hereunder and thereunder to a corresponding extent.

6.7 Survival of Agreements, Parties in Interest, Etc.  All agreements, representations and warranties made by the Borrower in the Loan Documents or in any other document delivered to the Lender in connection with the Loan Documents by or on behalf of the Borrower, will survive the execution and delivery of the Loan Documents to the Lender.  All statements contained in any document delivered by or on behalf of the Borrower in connection with the Loan Documents or the transactions contemplated by this Agreement constitute representations and warranties by the Borrower.  All the terms, representations and warranties in this Agreement are binding upon and inure to the benefit of and are enforceable by and against the respective successors and assigns of the parties to this Agreement whether so expressed or not.

6.8 Usury.  The Borrower shall not be obligated to pay and the Lender shall not collect interest at a rate higher than the maximum permitted by law or the maximum that will not subject the Lender to any civil or criminal penalties.  If, because of the acceleration of maturity the payment of interest in advance or any other reason, the Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of the Note as of the date on which such excess payment was made.  If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by the Lender to the Borrower.

6.9 Notices, Etc.  All notices, demands and other communications under this Agreement must be in writing and be delivered in hand or sent by courier, express mail, or first-class mail, postage prepaid, addressed to the parties, respectively, as follows:

If to the Borrower:	Advanced MicroSensors Corporation 333 South Street Shrewsbury, MA 01545 Attention: David R. Smith, Chairman and CEO

With a copy to:	Stuart M. Sieger, Esq. Ruskin Moscou Faltischek P.C. 1425 RXR Plaza East Tower, 15th Floor Uniondale, NY 11556-142 Telephone: (516) 663-6546 E-mail: ssieger@rmfpc.com

If to the Lender:	Massachusetts Development Finance Agency 160 Federal Street Boston, MA 02110 Attention: General Counsel

With a copy to:
Mirick, O’Connell, DeMallie & Lougee, llp
100 Front Street
Worcester, MA  01608
Attention:  Robert P. Lombardi, Esq. And
Denise S. Butler, Esq.
Telephone:  (508) 791-8500
E-mail:  rlombardi@mirickoconnell.com

Either party may designate another address to which communications are to be sent or another Person to receive copies of communications.  Any communication will become effective only when received by the Person to whom it is given.  However, if it is mailed by first-class registered or certified mail, it will be deemed to be received on the earlier of (i) the third business day after it is mailed, or (ii) the day it is actually received.

6.10 Governing Law.  The Loan Documents are each contracts made under and to be construed according to the laws of the Commonwealth of Massachusetts without reference to the conflicts of laws provisions thereof.  The Borrower and the Lender agree that all actions or proceedings in any way arising out of or related to the Loan Documents or the transactions contemplated under the Loan Documents will be litigated in courts located in Suffolk County, Commonwealth of Massachusetts.

6.11 Waiver of Jury Trial.  THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

6.12 Counterparts.  This Agreement may be executed in several counterparts, and each executed copy constitutes an original instrument but the counterparts together constitute but one and the same instrument.

6.13 Headings.  The headings of the several sections, divisions or subsections of this Agreement are not to be construed to constitute any part of this Agreement.

6.14 Severability.  If any provision of this Agreement shall be held invalid under any applicable Legal Requirements, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

IN WITNESS WHEREOF, the Borrower has signed this Agreement and the Lender has caused this Agreement to be signed in its behalf, in its corporate name by its authorized officer, as a sealed instrument all as of the day and year first above written.

Attest: ______________________________________________	ADVANCED MICROSENSORS CORPORATION By: /s/ David R. Smith Name: David R. Smith Title: Vice President
Witness: /s/ Lisa Ayleia	MASSACHUSETTS DEVELOPMENT FINANCE AGENCY By: /s/ Laura L. Canter Name: Laura L. Canter Title: Executive Vice President Finance Programs

Agreed and accepted as to Article 4 as of the date first above written:

PLURES TECHNOLOGIES, INC.
By: /s/ David R. Smith Name: David R. Smith Title: Chief Executive Officer

EXHIBIT A

Closing Document Agenda

EXHIBIT B

Requisition Certificate

EXHIBIT C

Form of Warrant

EXHIBIT D

Landlord Estoppel Certificate

EXHIBIT E

Landlord’s Agreement, Waiver and Consent

EXHIBIT F

Unlimited Guaranty

EXHIBIT G

Term Note

EXHIBIT H

Security Agreement

SCHEDULE 1

List of Manufacturing Equipment

Item	Serial Number
1.
2.
3.
4.
5.
6.

SCHEDULE 2

Permitted Liens

None